Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
GRAFTECH INTERNATIONAL LTD.
(a Delaware corporation)

(as of April 12, 2018)

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of GrafTech International Ltd. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation (as amended and/or restated from time to time, and including any certificates of designation then in effect, the “Certificate of Incorporation”).

SECTION 2. Other Offices. The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

Stockholders

SECTION 1. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of such other business as may be properly brought before such meeting shall be held at such date and time as the Board may from time to time determine, in each case at such place or by means of remote communications as may be determined by the Board. Any annual meeting of stockholders may from time to time be adjourned, postponed, recessed or canceled in accordance with Section 5(b) of this Article II.

SECTION 2. Special Meetings. Special meetings of stockholders may be called only as provided in the Certificate of Incorporation. In addition (and without limiting the restrictions or provisions of the Certificate of Incorporation), no such meeting shall be called or convened, or be deemed to have been duly called or convened, unless it shall have been called in accordance with these By-Laws. Any special meeting of the stockholders shall be held on the date and at the time determined by the Board or as the Chief Executive Officer of the Corporation (the “CEO”) or the Chairman of the Board (the “Chairman”) shall designate, as set forth in the notice of the meeting. The Board may postpone, reschedule, recess or cancel any such meeting. Business transacted at any such meeting shall be limited to the purpose(s) stated in the notice.

SECTION 3. Place of Meetings. Meetings of stockholders may be held at any place, either within or without the State of Delaware, or by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (as in effect from time to time, the “DGCL”), as determined by the Board and as specified in the notice of meeting. In the absence of such a determination, a meeting of stockholders shall be held at the principal executive office of the Corporation.

SECTION 4. Record Date.

(a)                                 In order to determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board fixes such a record date, such record date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given or, if such notice is waived, the close of business on the day next preceding the day on which such meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

(b)                                 In any circumstances in which the stockholders are entitled to act by written consent without a meeting, in order to determine the stockholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware, its principal executive office or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation at its registered office shall be made by personal delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order to determine the stockholders (i) entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares of capital stock of the Corporation or (ii) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders therefor shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

SECTION 5. Notice of Meetings.

(a)                                 General Notice Requirements.

(i)                                     Except as otherwise required by applicable law or as provided in these By-Laws or the Certificate of Incorporation, notice of the date, time and place or means of remote communication of all meetings of stockholders, the record date for determining stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, the purpose(s) of the meeting, shall be delivered no fewer than ten (10) nor more than sixty (60) days before the meeting date to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

(ii)                                  Notices pursuant to this Section 5 are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation or, if a stockholder has filed with the Secretary of the Corporation (the “Secretary”) a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by e-mail, when directed to an e-mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, an Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL.

(b)                                 Notice of Adjourned Meeting. If an annual or special meeting of stockholders is adjourned to a different date, time or place (if any), written notice of the adjourned meeting need not be given if the new date, time, place (if any) or means of remote communication are announced at the meeting at which the adjournment is taken before the adjournment. If any such adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after any such adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting and shall give notice of such adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. At any such adjourned meeting, any business may be transacted which could have been transacted at the original meeting.

(c)                                  Waiver of Notice. Notice of a meeting of stockholders shall not be required to be given to any stockholder who attends such meeting in person or by proxy and does not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened, or who, either before or after the meeting, submits a signed waiver of notice or waives notice by electronic transmission, in person or by proxy. To the extent permitted by law, a stockholder’s attendance at a meeting, in person or by proxy, waives objection by such stockholder to the meeting notice, unless the stockholder attends for the sole purpose of objecting to the meeting notice. Any stockholder so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.

SECTION 6.  Stockholder Lists. The Corporation shall prepare, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open for inspection by any stockholder, for purposes germane to such meeting, during ordinary business hours, for the ten (10) days prior to such meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting, or (b) during ordinary business hours, at the principal executive office of the Corporation. If such meeting is to be held at a place, such list shall also be produced and kept open at such meeting during the whole time thereof and may be inspected by any stockholder who is present thereat. If such meeting is to be held solely by remote communications, such list shall also be produced and kept open during the whole time thereof for inspection by any stockholder on a reasonably accessible electronic network and the information required to gain access to such list shall be provided with the notice of such meeting. The stock ledger of the Corporation (as defined in Section 219 of the DGCL) shall be the only evidence as to who are the stockholders entitled to examine the list described in this Section 6 or to vote at any meeting of stockholders.

SECTION 7. Quorum; Manner of Acting.

(a)                                 Except as otherwise required by applicable law, the rules or regulations of any stock exchange applicable to the Corporation or the Certificate of Incorporation or as provided with respect to meetings consisting solely of holders of shares of preferred stock of the Corporation (the “Preferred Stock”) in the certificate of designation providing for the issuance of such shares, the presence, at the commencement of such meeting, in person or by proxy, of holders of a majority in voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall be required in order to constitute a quorum for the transaction of business thereat.

(b)                                 If authorized by the Board, stockholders and proxyholders not physically present at a meeting of stockholders may, by remote communications, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, regardless of whether such meeting is to be held at a place or by remote communications, in each case, provided that the Corporation shall have implemented reasonable measures to (x) verify that each stockholder or proxyholder deemed present and permitted to vote at such meeting by remote communications is a stockholder or proxyholder and (y) provide such stockholders and proxyholders with a reasonable opportunity to participate in such meeting and to vote on matters submitted to a vote of stockholders, including an opportunity to read or hear the proceedings. If any stockholder or proxyholder votes at such meeting by remote communications, a record of such vote shall be maintained by the Corporation.

(c)                                  Except as otherwise required by applicable law, the rules or regulations of any stock exchange applicable to the Corporation, or the Certificate of Incorporation, as otherwise provided in these By-Laws with respect to the election of directors, or as otherwise provided with respect to meetings consisting solely of holders of shares of Preferred Stock in the certificate of designation providing for the issuance of such shares, provided a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon shall be required to approve any matter submitted to a vote of stockholders at a meeting.

(d)                                 Every stockholder entitled to vote or act at a meeting of stockholders may authorize another person or persons to vote or act for such stockholder by proxy. Such authorization must be granted by a means expressly permitted by the DGCL. Among other means, such authorization may be granted by a proxy (i) in a written instrument executed by a stockholder or such stockholder’s duly authorized attorney-in-fact or (ii) transmitted by a stockholder or such stockholder’s duly authorized attorney-in-fact by telegram, cablegram or electronic transmission to a proxyholder or a proxy solicitation firm, proxy support system or similar agent duly authorized by such proxyholder to receive such transmission so long as such telegram, cablegram or other electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by such stockholder or attorney-in-fact. Such proxy must be filed with the Secretary or such proxyholder, proxy solicitation firm, proxy support agent or similar agent at or before such meeting. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides that it may be voted or acted upon for a longer period. Except as otherwise provided therein, a proxy that entitles the agent authorized thereby to vote at a meeting of stockholders shall entitle such agent to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the relevant meeting of stockholders and voting or acting in person, by filing with the Secretary or such proxyholder, proxy solicitation form, proxy support agent or similar agent a written instrument revoking such proxy or by filing with the Secretary or such proxyholder, proxy solicitation form, proxy support agent or similar agent another duly executed proxy bearing a later date.

SECTION 8. Notice of Stockholder Business and Nominations; Director Qualifications.

(a)                                 (i)                                     At any annual meeting of stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election or re-election to the Board or other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (B) otherwise properly brought before the meeting by or at the direction of the Board; (C) as provided in the Stockholder Rights Agreement to be entered into by and between the Corporation and BCP IV GrafTech Holdings LP (collectively, with its affiliates and successors, “Brookfield”) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholder Rights Agreement”); or (D) otherwise properly brought before the meeting by a stockholder in accordance with clauses (ii), (iii) and (iv) of this Section 8(a) (this clause (D) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The provisions of this Section 8(a) and the following Section 8(b) apply to all nominations of persons for election to the Board and other business proposed to be brought before a meeting

(ii)                                  For nominations of any person for election or re-election to the Board or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in writing to the Secretary, which notice must also fulfill the requirements of clause (iii) of this Section 8(a); (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 8(a) is delivered to the Corporation and must be entitled to vote at the meeting.

(iii)                               To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive office of the Corporation not earlier than the opening of business one hundred and twenty (120) days before, and not later than the close of business ninety (90) days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business one hundred and twenty (120) days before the date of such annual meeting, and not later than the close of business on the later of (x) ninety (90) days prior to the date of such annual meeting; and (y) the 10th day following the day on which public announcement of the date of such annual meeting was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or of a new record date for an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by the following Section 8(b) must also be delivered with and at the same time as such notice):

(A)                               as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors and publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) a statement whether such person, if elected, intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority of the votes cast by stockholders and acceptance of such resignation by the Board and (4) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(B)                               as to any other business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business, and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(C)                               as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (2) the class or series and number of shares of stock or other securities of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates or associates and/or any others acting in concert with any of the foregoing is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of any such person with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement; (4) a description of any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective affiliates or associates, and/or any others acting in concert with any of the foregoing with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member; (7) any performance-related fees that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation at the time of the giving of the notice, is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation as to whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (10) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act; and (11) a certification regarding whether such Party has complied with all federal, state and other legal requirements in connection with such Party’s acquisition of shares of capital stock or other securities of the Corporation; and

(D)                               an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (A), (B) and (C) of this Section 8(a)(iii) as of the record date for determining stockholders entitled to receive notice of such meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, by written notice received by the Secretary at the principal executive offices of the Corporation not later than five (5) days following such record date and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two (2) business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iv)                              Notwithstanding anything in clause (iii) of this Section 8(a) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause (iii) of this Section 8(a)).

(b)                                 To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee must deliver (not later than the deadline prescribed for delivery of notice under clause (iii) or (iv), as applicable, of Section 8(a)) to the Secretary a written questionnaire with respect to the background and qualifications of such potential nominee and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that, among other matters, such potential nominee or other person: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; and (iii) in such potential nominee’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement, including the requirements of Section 2 of Article III.

(c)                                  Only such business shall be conducted at a special meeting of stockholders as (A) has been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; or (B) otherwise properly brought before the meeting by or at the direction of the Board. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, (i) by or at the direction of the Board or any committee thereof, (ii) as provided in the Stockholder Rights Agreement and (iii) so long as and provided that the Board (or Brookfield) requesting the special meeting pursuant to Section 3 of Article IX of the Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 8(a)(iii) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections 8(a)(iii) and 8(b) as if such requirements referred to such special meeting; provided, however, that to be considered timely notice under this clause (c), a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of the date of such special meeting was first made. This clause (c) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(d)                                 Only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in Section 8(a), (b) and (c) shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these By-Laws.

(e)                                  Without limiting the applicability of the foregoing provisions of this Section 8, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 8 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any outstanding class or series of Preferred Stock, voting as a class separately from the holders of common stock, to elect directors pursuant to any certificate of designation of such series of Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(f)                                   Notwithstanding anything to the contrary contained in this Section 8, prior to the first date on which Brookfield ceases to collectively beneficially own (directly or indirectly) shares representing at least 50% of the then issued and outstanding shares of the Common Stock of the Corporation, with such beneficial ownership to be determined in accordance with Rule 13d-3 promulgated under the Exchange Act (the “Trigger Date”), Brookfield shall not be subject to the notice provisions set forth in paragraphs (a)(ii), (a)(iii), (a)(iv), (b), (c) or (d) of this Section 8.

(g)                                  For purposes of this Section 8, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 9. Organization.

(a)                                 Meetings of stockholders shall be presided over by the Chairman, or in the Chairman’s absence, the CEO, if any, or if none or in the CEO’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.

(b)                                 The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

(c)                                  Unless required by the DGCL, requested by any stockholder present in person or by proxy and entitled to vote at such meeting or directed by the Chairman of such meeting, neither the vote for the election of directors nor upon any other business before any meeting of stockholders is required to be conducted by written ballot. On a vote by written ballot, (i) each written ballot cast by a stockholder voting in person shall state the name of such stockholder, the number of shares of capital stock of the Corporation held of record by such stockholder and the number of such shares voted by such stockholder and (ii) each ballot cast by proxy shall bear the name of such proxy, the name of the stockholder for whom such proxy is voting, the number of shares of capital stock of the Corporation held of record by such stockholder and the number of such shares voted on behalf of such stockholder.

(d)                                 Shares of capital stock of the Corporation held by the Corporation or any of its majority-owned subsidiaries in treasury shall not be shares entitled to vote at, or to be counted in determining the presence of a quorum for, any meeting of stockholders or be counted in determining the total number of outstanding shares of capital stock of the Corporation. This Section 9(d) shall not limit the right of the Corporation or any of its subsidiaries to vote any shares of capital stock of the Corporation held by the Corporation or such subsidiary in a fiduciary capacity.

(e)                                  To the extent (but only to the extent) expressly provided in the Certificate of Incorporation and subject to the record and notice requirements of Section 4(b), action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, subject to the record date and notice requirements of. Prompt written notice of the taking of such action shall be given by the Secretary to all stockholders who have not consented in writing to such action.

SECTION 10. Conduct of Business.

(a)                                 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it deems appropriate, provided such rules and regulations are not inconsistent with any other provision of these By-Laws, Certificate of Incorporation or the DGCL. Except to the extent inconsistent with the rules and regulations adopted by the Board, the chair of the meeting shall have the right and authority to convene, recess and/or adjourn the meeting, to determine the order of business and the procedure at the meeting, including such rules and regulations of the manner of voting, the conduct of discussion and such other matters as seems to such chair of the meeting in order, and to do all such acts as, in the judgment of the chair of the meeting, are appropriate for the proper conduct of the meeting.

(b)                                 Rules and regulations relating to the conduct of any meeting of stockholders, whether adopted by the Board or prescribed by the chair of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder proposals.

(c)                                  The chair of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these By-Laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or proposal solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 8 (a)(iii)(C)(9)). If the chair determines and declares that any nomination or item of business has not been properly brought before a meeting of stockholders, then such nomination shall be disregarded and such business shall not be transacted or considered at such meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d)                                 The Corporation, in advance of any meeting of stockholders, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof, and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act a meeting, the vacancy may be filled by appointment made by the directors at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability, and may perform such other duties not inconsistent herewith as may be requested by the Corporation. Each inspector shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

SECTION 11. Requirement to Appear. Notwithstanding anything to the contrary contained in Section 8, if a stockholder that has provided timely notice of a nomination or item of business in accordance with Section 8 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or item of business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

ARTICLE III

Directors

SECTION 1. General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to applicable law and any limitations in the Certificate of Incorporation or these By-Laws, including those reserving certain powers for the stockholders, the Board may exercise (or grant authority to be exercised) all the powers and authority of the Corporation.

SECTION 2. Number; Election. The number of directors constituting the Board shall be such number as is from time to time determined in the manner provided in the Certificate of Incorporation. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders or in any action by written consent in lieu of such a meeting for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board that was timely made in accordance with the applicable nomination periods provided in these By-Laws, and (b) such nomination or notice has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors.

SECTION 3. Resignation; Removal. Subject to the Stockholder Rights Agreement and Certificate of Incorporation, any director may resign at any time upon notice to the Corporation in writing or by electronic transmission and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any director or the entire board may only be removed from office in the manner provided in and to the extent permitted in the Certificate of Incorporation.

SECTION 4. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board, whether caused by resignation, death, disqualification, removal or other cause, as well as any newly created directorships resulting from an increase in the authorized number of directors, may be filled only in the manner provided in and to the extent permitted under the Certificate of Incorporation. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such times, on such dates and at such places as the Board shall determine from time to time. A notice of any such regular meetings, the time, date or place of which has been so publicized, shall not be required.

SECTION 6. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the President, or a majority of the directors then in office.

SECTION 8. Places of Meetings. Meetings of the Board may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or as may be specified in the notice of meeting.

SECTION 9. Notice of Special Meetings. Notice of the time, date and place (if any) of all special meetings of the Board shall be given to each director. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least 48 hours prior to the day on which such meeting is to be held, provided that in lieu thereof, notice may be delivered to each director personally or by telephone or sent by facsimile, e-mail or other electronic transmission addressed to each director at either of such places, not later than noon of the calendar day before the day on which such meeting is to be held. A notice of a special meeting of the Board need not specify the purposes of the meeting. Notice of any meeting of the Board shall not be required to be given to any director who submits a signed waiver of notice, or waives notice of such meeting by electronic transmission, whether before or after the meeting, or if such director is present and does not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors then in office are present or have waived or not objected to lack of notice thereof.

SECTION 10. Quorum and Manner of Voting.

(a)                                 Except as otherwise provided by law, prior to the Trigger Date, at any meeting of the Board the presence of

(i)                                     a majority of the total number of directors together with

(ii)                                  if Brookfield has designated for nomination, pursuant to the Stockholder Rights Agreement, at least one (1) director who is serving on the Board, one (1) director so designated by Brookfield shall be required in order to constitute a quorum for all purposes; provided, however, that Brookfield may, in its sole discretion, agree to waive the quorum requirement set forth in clause (ii) above with respect to a director designated for nomination by Brookfield who is serving on the Board. From and after the Trigger Date, at any meeting of the Board the presence of a majority of the total number of directors shall be required in order to constitute a quorum for all purposes. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.

(b)                                 At any meeting of the Board at which a quorum is present, all matters shall be determined by the vote of a majority of the directors present at such meeting at which there is a quorum, except as is required or provided by the DGCL, the Certificate of Incorporation or any other provision of these By-Laws.

(c)                                  The Secretary shall act as secretary of each meeting of the Board and keep the minutes thereof, but, in the absence of the Secretary, the Chairman of such meeting shall appoint some other person to act as secretary of such meeting.

SECTION 11. Meetings by Means of Telephone Conference. Any or all directors may participate in a regular or special meeting of the Board, or any meeting of any committee thereof, by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting, and such participation in a meeting pursuant to this Section 11 shall constitute presence at such meeting.

SECTION 12. Action Without Meeting. Any action required or permitted to be taken at any regular or special meeting of the Board, or any meeting of any committee thereof, may be taken without a meeting if all of the directors consent in writing (which writings may be executed in counterparts or be different writings) or by electronic transmission to such action. Action taken under this Section 12 is effective when the last director signs or delivers the consent, unless the consent specifies a different effective date. Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board.

SECTION 13. Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

ARTICLE IV

Committees

SECTION 1. Regular Committees. The Board shall appoint one or more of its members to an Audit Committee and may, from time to time, establish additional committees of the Board. The members of each such committee shall consist of such directors (but only such directors) designated by the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of any committee at any meeting of such committee. Any vacancy on any committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled by (and only by) the Board. Directors elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. All members of any committee of the Board shall serve at the pleasure of the Board. Each committee will report its actions in the interim between meetings of the Board at the next meeting of the Board or as otherwise directed by the Board.

SECTION 2. Regular Committee Powers. Any committee of the Board, to the extent designated by the Board, (a) shall have and may exercise all of the powers and authority of the Board and do all of the lawful acts and things that may be done by the Board in the management of the business and affairs of the Corporation and (b) may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority to: approve, adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) required by the DGCL to be submitted to stockholders for approval; adopt, amend or repeal these By-Laws; or take any action or assume any authority otherwise prohibited by applicable law (including the rules and regulations of any stock exchange applicable to the Corporation).

SECTION 3. Procedures. Unless otherwise expressly authorized by the Board in the resolution or resolutions designating such committee, the members of committees shall act only as a committee, and the individual members shall have no power as such. Any member of any committee may be removed as such at any time as (but only as) provided in the resolution or resolutions designating such committee. The presence, at any meeting thereof, of a majority of the total number of members which a committee would have if there were no vacancies thereon shall be required in order to constitute a quorum for the transaction of business at such meeting unless the committee charter specifies otherwise. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present (or where the committee consists of only one or two members, or only two members are present and constitute a quorum, by unanimous vote). The term of office of each member of any committee shall commence at the time of such member’s election and qualification and shall continue until such member’s successor shall have been duly elected or until such member’s earlier death, resignation or removal. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or by resolution of the Board or required by law. Adequate provision shall be made for notice to members of all meetings. Each committee of the Board shall keep minutes of its meetings and shall report its proceedings to the Board as specified in its charter or when otherwise requested by the Board.

ARTICLE V

Officers

SECTION 1. Appointment; Term of Office. The Board shall elect at least the following officers: a Chairman, a CEO, a Chief Financial Officer (“CFO”), a President, a Treasurer and a Secretary. The Board may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board and until such officer’s successor is chosen and qualifies or until such officer’s earlier death, disqualification, resignation or removal. The Board may fill any vacancy occurring in any office of the Corporation. Two or more offices may be held by the same person. No officer need be a stockholder or Director, except that the Chairman of the Board shall be chosen from among the directors.

SECTION 2. Resignation. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal executive office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

SECTION 3. Removal. The Board may remove any officer at any time with or without cause.

SECTION 4. Powers and Duties; Delegation.

(a)                                 Each officer of the Corporation shall have such duties and powers as are customarily incident to such person’s office (subject to the direction and control of the Board and except as otherwise provided by these By-Laws or by resolution of the Board), and such other duties and powers as may be designated by the Board or by direction of an officer authorized by the Board to prescribe the duties of such other officer.

(b)                                 Whenever an officer or officers is absent, or whenever for any reason the Board may deem it desirable, the Board may delegate the powers and duties of any officer to any director, or any other officers or agents.

SECTION 5. Compensation of Officers. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

SECTION 6. Voting Stock Held by Corporation. Except as otherwise provided by the Board, the CEO, President or CFO may waive notice and shall have full power and authority to act in the name and on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power or power of substitution, at any meeting of stockholders, partners or owners of any other corporation, partnership or other entity in which the Corporation may hold securities, a partnership interest or another ownership interest.

The Board may from time to time confer like powers upon any other person or persons and the CEO, President and CFO may delegate such officer’s powers under this Section 6 to any other officer of the Corporation.

ARTICLE VI

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

ARTICLE VII

Shares; Dividends

SECTION 1. Certificates. Shares of capital stock of the Corporation may, but shall not be required to, be issued in certificated form. Each holder of record of shares represented by certificates shall be entitled to a duly signed certificate in proper form certifying that such holder is the record holder of such shares. Certificates shall be signed by any two officers authorized to execute certificates.  The Chairman of the Board, the CEO, the President or a Vice President, the Secretary, any Assistant Secretary or the Treasurer or any Assistant Treasurer shall be authorized to executive certificates. The signatures of the officers upon such certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, such certificate may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issuance of such certificate. To the extent required by the DGCL, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the applicable stockholder(s) a written statement of the information required by the DGCL to be on certificates of the Corporation.

SECTION 2. Transfers; Record Owners.

(a)                                 Shares of capital stock of the Corporation held of record shall be transferable only on the transfer books of the Corporation, only by the record holder of such shares, in person or by such record holder’s duly authorized attorney or legal representative, written evidence of whose authority must be filed with the Corporation. No transfer shall be valid until such transfer has been entered on the transfer books of the Corporation by an entry showing from and to whom transferred and (i) if the shares are certificated, the surrender of the certificate, duly endorsed or accompanied by duly executed stock powers (with such proof of authenticity of signature and proper succession or assignation, if applicable, as the Corporation or its agent may require) for a like number of shares, payment of all taxes thereon, compliance with any restrictions on transfer thereof and cancellation of the certificate or (ii) if uncertificated, the presentation of a duly executed stock transfer power or other proper transfer instructions (with such proof of authenticity of signature and proper succession or assignation, if applicable, as the Corporation or its agent may require) for a like number of shares, payment of all taxes thereon and compliance with any restrictions on transfer thereof.

(b)                                 The person in whose name shares of capital stock of the Corporation stand on the records of the Corporation shall be deemed the owner of such shares for all purposes as regards the Corporation. Such person may be referred to herein as the holder of record, the registered owner or like terms.

(c)                                  The Board may make such additional rules and regulations and take such action as it may deem expedient, not inconsistent with the Certificate of Incorporation and these By-Laws, concerning the issue, transfer and registration of certificates.

SECTION 3. Lost or Destroyed Certificates. The Corporation may issue (a) a new certificate or certificates for shares of capital stock of the Corporation or (b) uncertificated shares of capital stock of the Corporation in order to replace any certificate or certificates for shares theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the holder of the lost, stolen or destroyed certificate, or such holder’s legal representative, to give to the Corporation a bond or other security to indemnify it against all losses, liabilities and expenses (including attorney’s fees and expenses) incurred in connection with investigating, defending and settling any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificated or uncertificated share or shares.

SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation and to the extent permitted by the DGCL, the Board may declare and the Corporation may pay dividends on shares of any class or series of capital stock of the Corporation at such times and in such amounts as the Board determines.

ARTICLE VIII

Indemnification

SECTION 1. Power to Indemnify in Action, Suits or Proceedings. Subject to the limitations set forth in Section 4 of this Article VIII, the Corporation shall, to the fullest extent permitted by the DGCL (as it presently exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), indemnify and hold harmless any person made or threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether criminal, civil, administrative, or investigative (each, a “proceeding”), by reason of the fact that such person, or the legal representative of such person, is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, agent or manager of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, (each such person, an “Eligible Person”), whether the basis of such proceeding is alleged action in an official capacity as an Eligible Person or in any other capacity while serving in such official capacity, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

SECTION 2. Expenses Payable In Advance. To the fullest extent permitted by the DGCL, each Eligible Person shall, subject in all events to satisfaction of the terms and conditions set forth in or imposed pursuant to clauses (a) and (b) of this Section 2 and to the limitations contained in Section 4 of this Article VIII, have the right to be paid by the Corporation the expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred in defending any proceeding described in Section 1 of this Article VIII in advance of its final disposition (an “advancement of expenses”) upon (a) the receipt of an undertaking (an “undertaking”) by or on behalf of such Eligible Person to cooperate with the Corporation and its insurers in connection with the proceeding and any related matter and to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such person is not entitled to be indemnified by the Corporation for such expenses pursuant to this Article VIII (it being understood that no collateral securing or other assurance of performance of such undertaking shall be required of such Eligible Person by the Corporation) and (b) in the case of an advancement of expenses for any Eligible Person other than a present or former director of the Corporation, such other terms and conditions as the Corporation, in its sole discretion, deems appropriate.

SECTION 3. Indemnification and Advancement of Expenses to Certain Other Persons. The Corporation may from time to time grant rights to indemnification and advancement of expenses to such persons and with such scope and effect as the Board may determine, subject to applicable law.

SECTION 4. Limitations. Notwithstanding anything to the contrary set forth herein, no Eligible Person shall be entitled to any advancement of expenses for, or to indemnification from or to be held harmless by the Corporation against expenses, liabilities or losses, incurred by such Eligible Person in asserting any claim or commencing or prosecuting any proceeding (except as provided in Section 5 of this Article VIII), but such advancement of expenses and indemnification and hold harmless rights may be provided by the Corporation in any specific instance as permitted by Sections 6 or 8 of this Article VIII, or in any specific instance in which the Board or any person designated to grant such authorization pursuant to a resolution adopted by the Board first authorizes the commencement or prosecution of such a proceeding or the assertion of such a claim.

SECTION 5. Enforcement. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall be enforceable by any person entitled to such indemnification or advancement of expenses in any court of competent jurisdiction. To the fullest extent permitted by law, if successful in whole or in part in any such proceeding, or in a proceeding brought by the Corporation to recover an advancement of expenses, the person entitled to such indemnification or advancement of expenses shall be entitled to be paid also the expense of prosecuting or defending such suit. Notice of any application to a court by any such person pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application; provided, however, that such notice shall not be required for an award of or a determination of entitlement to indemnification or advancement of expenses.

SECTION 6. Non-Exclusivity and Survival of Indemnification.

(a)                                 The rights to indemnification and to the advancement of expenses provided by or granted pursuant to this Article VIII shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or may hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these By-Laws, agreement, vote of stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office. It is the intent of the Corporation that indemnification of and advancement of expenses to Eligible Persons shall be made to the fullest extent permitted by law.

(b)                                 The Corporation’s obligation, if any, to indemnify, to hold harmless, or to provide advancement of expenses to any Eligible Person who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity (including service with respect to an employee benefit plan) shall be reduced by any amount such Eligible Person actually collects as indemnification, holding harmless, or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise nonprofit entity.

(c)                                  The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall be contract rights, and such rights shall continue as to a person who has ceased to be an Eligible Person (or in the case of any other person entitled to indemnity granted pursuant to this Article VIII, has ceased to serve the Corporation) and shall inure to the benefit of the estate, heirs, legatees, distributees, executors, administrators and other comparable legal representatives of such person. A right to indemnification or to advancement of expenses arising under any provision of this Article VIII shall not be eliminated or impaired by an amendment, alteration or repeal of any provision of these By-Laws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought (even in the case of a proceeding based on a state of facts that is commenced after such time).

SECTION 7. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance, at its expense, on behalf of itself and any person who is or was a director, officer, employee, agent or manager of the Corporation or any other enterprise or entity, including service with respect to an employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power, the ability or the obligation to indemnify such person against such expense, liability or loss under the DGCL. Nothing contained in this Article VIII shall prevent the Corporation from entering into any agreement with any person that provides independent indemnification, hold harmless or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless or exoneration rights are to be provided to such person or provides independent assurance of the Corporation’s obligation to indemnify, hold harmless and/or exonerate such person, whether or not such indemnification, hold harmless or exoneration rights are on the same or different terms than provided for by this Article VIII or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement of expenses to which any person is otherwise entitled. The Corporation may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article VIII.

SECTION 8. Severability. If all or any portion of this Article VIII is invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which has not been reversed on appeal, this Article VIII shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, shall remain valid and enforceable in accordance with its terms to the fullest extent permitted by law.

SECTION 9. Definitions. Unless otherwise noted, the phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the DGCL, as that Section may be amended and supplemented from time to time.

SECTION 10. Interpretation. Any reference in this Article VIII to an officer of the Corporation or to an officer of any other enterprise shall mean an officer of the Corporation appointed by the Board pursuant to these By-Laws or an officer of such other enterprise appointed by the board of directors or other governing body of such other enterprise pursuant to its governing documents, and the term officer, as used in this Article VIII shall not be deemed to include an employee or other agent of the Corporation or any such other enterprise who is not an officer thereof so appointed, regardless of whether such person has been given the title “Vice President” or any other title that could be construed to suggest that such person is an officer of the Corporation or such other enterprise.

ARTICLE IX

Corporate Seal

The Corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board shall determine. The corporate seal of the Corporation in effect prior to the effectiveness of these By-Laws shall continue to be corporate seal of the Corporation until such corporate seal is replaced or otherwise modified by the Board. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall end on December 31 in each year.

ARTICLE XI

Waiver of Notice

Whenever notice is required or permitted to be given by these By-Laws or by the Certificate of Incorporation or by law, a waiver thereof given in writing or by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Execution of Contracts. Except as provided otherwise in these By-Laws, the Board may from time to time authorize any officer, employee, agent or representative of the Corporation, in the name and on behalf of the Corporation, to enter into any contract (which includes any deeds, bonds, mortgages or other obligations) or execute and deliver any instrument. Such authorization may be general or confined to specific instances.

SECTION 2. Checks; Drafts; Notes. All checks, drafts and other orders for the payment of moneys out of the accounts and funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation in the manner authorized from time to time by the Board or these By-Laws.

SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories selected from time to time by the Board or by an officer, employee, agent or representative of the Corporation to whom such authority may from time to time be delegated by the Board or these By-Laws. For the purpose of making such a deposit, any officer, employee, agent or representative to whom authority to make such a deposit is delegated by the Board or these By-Laws may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

SECTION 4. Proxies; Powers of Attorney; Other Instruments. The Chairman, the CEO, the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or other securities of another entity by the Corporation. The Chairman, the CEO, the President or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any entity in which the Corporation may hold stock or other securities, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or other securities at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board, from time to time, may confer like powers upon any other person.

ARTICLE XIII

Amendments

These By-Laws, in whole or in part, may be amended or repealed and new By-Laws, in whole or in part, may be adopted as provided in the Certificate of Incorporation and applicable law.

ARTICLE XIV

Construction

The words “include” and “including” and similar terms shall be deemed to be followed by the words “without limitation.” Whenever used in these By-Laws, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Any reference in these By-Laws to a provision of any statute shall be deemed to include any successor provision. Unless the context otherwise requires, the term “person” shall be deemed to include any natural person or any corporation, organization or other entity.

ARTICLE XV

Reliance upon Books, Reports and Records

Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters that such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.